Airports Authority of Thailand

No. Tor.Or.Tor. 3835/2542

                                                                    29 July 1999

Re                Permission for Renewal of Lease Agreement

To                Managing Director, King Power Duty Free Co., Ltd.

Reference         Your letter, No. Kor.Phor.Dor. 253/2542 dated 15 July 1999


Pursuant to the referenced letter, in which King Power Duty Free Co., Ltd. requested to renew the Lease Agreement No. 1-07/2539 dated 15 January 1997 for the lease of Room Nos. 2091 - 2094, totalling 217.50 sqm., and expiring on 15 September 1999. The Company would like to have the new lease from 16 September 1999 to 31 December 2001, as detailed therein.

The Airports Authority of Thailand (AAT) has considered the matter and is pleased to renew the said Lease Agreement as requested for a period of 2 years, three months and 15 days - from 16 July 1999 to 31 December 2001. The Company is requested to proceed with renewal of the Lease Agreement at Legal Division, Administrative Department, 2nd Floor of AAT Head Office Building, Vibhavadi Rangsit Road, Tel. 535-1405 or 535-1815.

Please be informed accordingly.


                                                      Yours sincerely,


                              Wing Commander             - signed -
                                                     (Uthai Thaisanthad)
                             General Manager, Bangkok International Airport
                                                     For Managing Director

Bangkok International Airport Department
Tel.     535-1262
Fax      535-1065